UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue,
Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 27, 2026, Procore Technologies, Inc., a Delaware corporation (“Procore”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Procore, DF Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Procore (“Merger Sub”), DroneDeploy, Inc., a Delaware corporation (“DroneDeploy”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Stockholder Representative (as defined in the Merger Agreement). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into DroneDeploy (the “Merger”), with DroneDeploy continuing as the surviving company and as a wholly-owned subsidiary of Procore. DroneDeploy is a software company that provides cloud-control software solutions for drones and other robots, which include automated flight safety checks, workflows, and real-time mapping and data processing.

Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Procore will acquire DroneDeploy for a purchase price of approximately $845.0 million in cash (the “Purchase Price”), subject to certain adjustments for working capital, transaction expenses, cash, and indebtedness, among other things, as described in the Merger Agreement. In addition to the Purchase Price, Procore has agreed to create a retention pool for the benefit of certain service providers of DroneDeploy consisting of equity awards, or cash where equity cannot be granted due to applicable law, to encourage such service providers to continue providing services to Procore or its affiliates following the closing of the Merger and other transactions contemplated by the Merger Agreement.

The completion of the Merger is anticipated to occur by the end of 2026 and is subject to the satisfaction of certain closing conditions set forth in the Merger Agreement, including, but not limited to, the adoption of the Merger Agreement by DroneDeploy’s stockholders, the accuracy of each party’s representations and warranties made in the Merger Agreement, the performance by each party of its obligations and covenants under the Merger Agreement, and receipt of applicable regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations and warranties and covenants of each of the parties. Pursuant to the Merger Agreement, Procore has obtained a representations and warranties insurance policy in connection with the transactions contemplated by the Merger Agreement. The Merger Agreement also provides customary indemnification rights to Procore, and customary termination rights to each of the parties.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about Procore, Merger Sub, DroneDeploy, or their respective subsidiaries. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure schedules prepared by DroneDeploy in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Procore, Merger Sub, DroneDeploy, or their respective subsidiaries at the time such representations and warranties were made or otherwise, and should only be read in conjunction with the other information that Procore makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission, as applicable.

Debt Financing Commitment

In connection with its entry into the Merger Agreement, on July 27, 2026, Procore entered into a debt financing commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (the “Commitment Bank”), pursuant to which the Commitment Bank committed to provide Procore with debt financing in an aggregate principal amount of up to $700.0 million in the form of a 364-day senior secured bridge loan facility (the “Bridge Facility”), subject to customary conditions. Subject to market conditions and other factors, Procore may fund a portion of the Purchase Price through one or more bank financing or capital markets transactions in lieu of all or a portion of the Bridge Facility. The consummation of the Merger is not conditioned on the availability of the Bridge Facility or any alternative financing. The foregoing description of the Commitment Letter set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 29, 2026, Procore issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing. The disclosure in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in such item in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including any exhibit hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about Procore, which include statements concerning the structure, timing, and completion of the Merger, the Bridge Facility, any other transactions contemplated by the Merger Agreement or Commitment Letter, or any other bank financing or capital markets transaction, the anticipated timing of completing any such transactions and the terms on which any such transactions are completed, if at all, Procore’s financial position and business strategy following the completion of any such transactions, Procore’s plans, objectives, goals, strategies, future revenues, financial position, and capital expenditures, and other information that is not historical information, and that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar expressions that concern Procore’s expectations, strategy, plans or intentions. Important risks and uncertainties that could cause Procore’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: risks associated with completion of the transactions contemplated by the Merger Agreement being delayed or failing to occur, including the possibility that closing conditions under the Merger Agreement are not satisfied or waived in a timely manner or at all, or that a governmental entity may prohibit, delay or refuse to grant a regulatory approval; the failure to realize the anticipated benefits from the Merger at all or within the expected time period, including due to Procore’s inability to successfully integrate DroneDeploy into its business, or because such integration is more difficult, time-consuming or costly than expected; diversion of management attention from ongoing business operations; the risk that a condition to closing of the proposed Bridge Facility may not be satisfied or waived in a timely manner or at all, or that the closing of the Bridge Facility might be delayed or not occur at all; the sufficiency of Procore’s cash flows and capital resources to fund its operations; Procore’s ability to fund the Merger, including its ability to obtain financing on terms satisfactory to Procore or at all; the ability of Procore to enter into any bank financing or capital markets transaction on terms or timing favorable to Procore, or at all; the effects of the transaction on the combined business, including effects on operating costs, customer loss, business disruption, changes in laws and regulations applicable to Procore’s or DroneDeploy’s business model, changes in market or industry conditions, regulatory environment and receptivity to Procore’s or DroneDeploy’s technology and services, results of litigation, a cybersecurity incident, the loss of one or more of Procore’s or DroneDeploy’s key customers or partners, changes to Procore’s or DroneDeploy’s abilities to recruit and retain qualified personnel, and as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026. Procore may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. All forward-looking statements made in this Current Report on Form 8-K or any exhibit hereto relate only to events as of the date on which the statements are made. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger by and among Procore Technologies, Inc., DF Merger Sub, Inc., DroneDeploy, Inc., and Fortis Advisors LLC, as the Stockholder Representative, dated as of July 27, 2026

10.1	Commitment Letter by and between Procore Technologies, Inc. and Goldman Sachs Bank USA, dated as of July 27, 2026

99.1+	Procore Technologies, Inc. Press Release, dated as of July 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

+

This Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: July 29, 2026	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary